Exhibit 10.18

SECOND AMENDMENT OF
FMC TECHNOLOGIES, INC.
SALARIED EMPLOYEES' EQUIVALENT RETIREMENT PLAN
WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Corporation Salaried Employees' Equivalent Retirement Plan (the “Plan”);
WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and
WHEREAS, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 9 Amendment and Termination of the Plan, the Plan is hereby amended in the following respects, effective June 1, 2010:
•Section 3 of the Plan is hereby amended to add the following paragraph to the end thereof which shall read as follows:

Notwithstanding any Plan provision to the contrary, a Participant's Excess Benefit shall include such other benefit accrual amounts, if any, as shall be determined by the Committee (as defined in Section 8) in its sole discretion.
IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 22nd day of June 2010.

FMC TECHNOLOGIES, INC.

By: /s/ Mark J. Scott

Its: Vice President, Administration